As filed with the Securities and Exchange Commission on August 6, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

IMARA INC.

(Exact name of registrant as specified in its charter)

Delaware	81-1523849
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

116 Huntington Avenue, 6th Floor Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

2020 Equity Incentive Plan

(Full Title of the Plan)

Rahul D. Ballal, Ph.D.
President and Chief Executive Officer
IMARA Inc.
116 Huntington Avenue, 6th Floor
Boston, Massachusetts 02116

(Name and Address of Agent For Service)

(617) 206-2020

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	701,930	$5.46 (2)	$3,832,537.80	$419
(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on August 2, 2021

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8, relating to the 2020 Equity Incentive Plan of IMARA Inc. (the “Registrant”) is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2020 Equity Incentive Plan has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-237117, filed with the Securities and Exchange Commission on March 12, 2020 by the Registrant, relating to the Registrant’s 2016 Stock Incentive Plan, 2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan, except for Item 8, Exhibits.

Item 8.  Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 16, 2020)
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on March 16, 2020)
5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant
23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included in the signature pages to the Registration Statement)
99.1	2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on March 3, 2020)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on August 6, 2021.

IMARA INC.

By:	/s/ Rahul D. Ballal
	Name:	Rahul D. Ballal
	Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Imara Inc., hereby severally constitute and appoint Rahul D. Ballal and Michael P. Gray, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Imara Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rahul D. Ballal	President and Chief Executive Officer,	August 6, 2021
Rahul D. Ballal	Director (Principal Executive Officer)

/s/ Michael P. Gray	Chief Financial Officer and Chief Operating Officer	August 6, 2021
Michael P. Gray	(Principal Financial and Accounting Officer)

/s/ David M. Mott	Chairman of the Board	August 6, 2021
David M. Mott

/s/ David Bonita, M.D.	Director	August 6, 2021
David Bonita, M.D.

/s/ Mark Chin	Director	August 6, 2021
Mark Chin

/s/ Edward Conner		August 6, 2021
Edward Conner	Director

/s/ Carl Goldfischer, M.D	Director	August 6, 2021
Carl Goldfischer, M.D.

/s/ Barbara J. Dalton, Ph.D.	Director	August 6, 2021
Barbara J. Dalton, Ph.D.

/s/ Sara Nayeem, M.D.	Director	August 6, 2021
Sara Nayeem, M.D.

/s/ Laura Williams, M.D.	Director	August 6, 2021
Laura Williams, M.D.